EXHIBIT (23)


      INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES



The Board of Directors
Harleysville Group Inc.:

     The audits referred to in our report dated February 17, 1997 include the related financial statement schedules as of December 31, 1996 and for each of the years in the three-year period ended December 31, 1996 included in the annual report on Form 10-K.
These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We consent to incorporation by reference in the registration statements (Nos. 333-09701, 333-03127, 33-84348, 33-43494, 33-
91718, 33-91726, 33-43532, 33-29589) on Form S-8 and registration statements (Nos. 33-78372, 33-90810, 33-91720) on Form S-3 of
Harleysville Group Inc. of our report dated February 17, 1997 relating to the consolidated balance sheets of Harleysville Group as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1996 which report appears in the December 31, 1996 annual report on Form 10-K of Harleysville Group Inc. and of our report dated March 21, 1997 relating to the statements of financial condition of Harleysville Group Inc. Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1996, which report appears in the Harleysville Group Inc. Employee Stock Purchase Plan annual report on Form 11-K.

     Our report dated February 17, 1997 refers to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as of January 1, 1994.


                                  /s/ KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania
March 21, 1997